Exhibit 99.1

Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Amílcar Jordan	Kathy Waller
VP of Finance and Chief Financial Officer	AllWays Communicate, LLC
(787) 749-4949	(312) 543-6708

Triple-S Management Corporation Reports First Quarter 2015 Results

SAN JUAN, Puerto Rico, May 7, 2015 – Triple-S Management Corporation (NYSE:GTS), a leading managed care company in Puerto Rico, today announced consolidated revenues of $581.7 million and net income of $14.8 million, or $0.56 per diluted share for the quarter ended March 31, 2015.

Quarterly Consolidated Highlights

•	Consolidated operating revenues were $573.8 million;
•	Consolidated operating income was $14.0 million;
•	Consolidated loss ratio was 81.2%;
•	Medical loss ratio (MLR) was 84.7%;
•	Managed Care member month enrollment decreased 3.1% year over year.

Ramón Ruiz-Comas, President and Chief Executive Officer of Triple-S Management said, “Overall, we reported good results in a quarter that typically has high utilization. MLR continues to improve in our Commercial business despite declining membership, reinforcing our strategic decision to focus on profitability over market share and further align price increases with claims trends.  In spite of ongoing challenges in the Medicare Advantage business, Managed Care operating income nearly tripled. The Life Insurance segment had another solid performance and the Property & Casualty business doubled its quarterly operating profit.”

Ruiz-Comas continued, “Although MLR in the Medicare Advantage segment increased during the period, the business had a better showing than we anticipated, largely reflecting the progress of initiatives implemented by Madeline Hernández, the new head of that business unit. The legacy American Health and Triple-S offerings have been consolidated into a single HMO and PPO product and the number of IPA providers has been halved. Having strengthened her executive staff, Madeline will be mainly focused on streamlining and automating information flows within the organization, emphasizing improved STAR ratings and making the business more consumer-centric.”

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He concluded, “We were pleased with our quarterly performance and our strong balance sheet will aid us in continuing to navigate what has been a difficult environment. Nonetheless, given the issues that we face, including declining Medicare rates, the local government’s fiscal situation, the weak local economy, and the uncertainty surrounding the local government’s tax reform legislation, we are not providing 2015 guidance.”

Selected Quarterly Details

•	Pro Forma Net Income Was $9.8 Million, or $0.37 Per Diluted Share. Weighted average shares outstanding were 26.6 million. This compares with pro forma net income of $6.9 million, or $0.25 per diluted share, in the corresponding quarter of 2014, based on weighted average shares outstanding of 27.4 million.
•	Managed Care Membership. Our Managed Care membership decreased by 3.0% year over year, reflecting declines in the Commercial fully-insured and self-insured membership of 12.2% and 8.6%, respectively. Medicare membership was down 2.9% year over year, to 116,292. Medicaid membership (all self-funded) rose 0.6%, to 1,407,045.
•	Consolidated Premiums Earned Fell 1.7%, to $532.6 Million. The decrease in consolidated premiums earned was principally due to lower Managed Care and Property & Casualty premiums, partially offset by higher premiums in the Life Insurance segment. The lower Managed Care premiums earned primarily reflect the decline in fully-insured Commercial member month enrollment.
•	Administrative Service Fees Were Down 2.0%, to $29.1 Million. The lower service fee income reflects the reduction in self-funded Commercial membership described above.
•	Managed Care MLR Improved 190 Basis Points, to 84.7%. The lower MLR largely reflects favorable prior-period reserve developments in both the Commercial and Medicare sectors, offset in part by higher pharmacy costs.
•	Consolidated Loss Ratio Fell 170 basis points, to 81.2%. The consolidated loss ratio reflects improvements in the Managed Care MLR and the Property and Casualty segment’s loss ratio of 190 and 270 basis points, respectively.
•	Consolidated Operating Expense Ratio Rose 80 Basis Points, to 22.7%. The higher consolidated operating expense ratio is mostly due to the decrease in consolidated premiums earned and an increase in professional services incurred.
•	Consolidated Operating Income Increased to $14.0 Million. The increase in operating income primarily reflects improved profitability in the Managed Care segment, resulting in a 70-basis-point increase in the consolidated operating margin.
•	Share Repurchase Program. The Corporation repurchased 683,000 shares during the quarter, leaving $29.7 million remaining under the current buyback authorization.

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	Pro Forma Net Income
(Unaudited)	Three months ended March 31,
(dollar amounts in millions)	2015	2014
Net income	$14.8	$7.0
Less pro forma adjustments:
Net realized investment gains, net of tax	5.0	0.1
Pro forma net income	$9.8	$6.9
Diluted pro forma net income per share	$0.37	$0.25

Segment Performance

Triple-S Management operates in three segments: 1) Managed Care, 2) Life Insurance, and 3) Property & Casualty Insurance. Management evaluates performance based primarily on the operating revenues and operating income of each segment. Operating revenues include premiums earned, net, administrative service fees and net investment income. Operating costs include claims incurred and operating expenses. The Company calculates operating income or loss as operating revenues minus operating expenses. Operating margin is defined as operating income or loss divided by operating revenues. The adjusted medical loss ratio accounts for subsequent adjustments to estimates, such as MA premium adjustments and prior period reserve developments, and presents them in the corresponding period.

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(Unaudited)	Three months ended March 31,
(dollar amounts in millions)	2015	2014	Percentage Change
Premiums earned, net:
Managed Care:
Commercial	$212.5	$229.7	(7.5%)
Medicare	260.0	254.3	2.2%
Total Managed Care	472.5	484.0	(2.4%)
Life Insurance	37.8	35.0	8.0%
Property and Casualty	22.8	23.5	(3.0%)
Other	(0.5)	(0.6)	16.7%
Consolidated premiums earned, net	$532.6	$541.9	(1.7%)
Operating revenues:
Managed Care	$505.5	$518.5	(2.5%)
Life Insurance	43.6	40.6	7.4%
Property and Casualty	24.9	25.4	(2.0%)
Other	(0.2)	-	(100.0%)
Consolidated operating revenues	$573.8	$584.5	(1.8%)
Operating income:
Managed Care	$11.0	$4.1	168.3%
Life Insurance	4.8	5.2	(7.7%)
Property and Casualty	1.5	0.7	114.3%
Other	(3.3)	-	(100.0%)
Consolidated operating income	$14.0	$10.0	40.0%
Operating margin:
Managed Care	2.2%	0.8%	140	bp
Life Insurance	11.0%	12.8%	-180	bp
Property and Casualty	6.0%	2.8%	320	bp
Consolidated	2.4%	1.7%	70	bp
Depreciation and amortization expense	$4.2	$5.1	(17.6%)

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Managed Care Additional Data	Three months ended March 31,
(Unaudited)	2015	2014
Member months enrollment:
Commercial:
Fully-insured	1,143,729	1,319,412
Self-insured	574,334	627,406
Total Commercial	1,718,063	1,946,818
Medicare:
Medicare Advantage	347,082	319,289
Stand-alone PDP	-	41,597
Total Medicare	347,082	360,886
Medicaid - Self-insured	4,229,082	4,190,459
Total member months	6,294,227	6,498,163
Claim liabilities (in millions)	$259.5	$249.3
Days claim payable	58	56
Premium PMPM:
Managed Care	$316.94	$288.04
Commercial	185.80	174.09
Medicare	749.10	704.65
Medical loss ratio	84.7%	86.6%
Commercial	83.2%	89.0%
Medicare Advantage	85.8%	84.2%
Stand-alone PDP	-	96.5%
Adjusted medical loss ratio	87.5%	86.3%
Commercial	85.4%	88.3%
Medicare Advantage	89.0%	84.4%
Stand-alone PDP	-	98.4%
Operating expense ratio:
Consolidated	22.7%	21.9%
Managed Care	18.8%	18.5%

* Information provided as of December 31, 2014.

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Managed Care Membership by Segment	As of March 31,
(Unaudited)	2015	2014
Members:
Commercial:
Fully-insured	377,798	430,403
Self-insured	190,624	208,498
Total Commercial	568,422	638,901
Medicare:
Medicare Advantage	116,292	105,991
Stand-alone PDP	-	13,826
Total Medicare	116,292	119,817
Medicaid - Self-insured	1,407,045	1,398,243
Total members	2,091,759	2,156,961

Conference Call and Webcast

Management will host a conference call and webcast on May 7, 2015 at 9:00 a.m. Eastern Time to discuss its financial results for the three months ended March 31, 2015. To participate, callers within the U.S. and Canada should dial 1-855-327-6837, and international callers should dial 1-631-982-4565 about five minutes before the call.

To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s Web site at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user. An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s Web site, will be available about two hours after the call ends and for at least the following two weeks. This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the Web site.

About Triple-S Management Corporation

Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is one of the leading players in the managed care industry in Puerto Rico. Triple-S Management has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, and Costa Rica. With more than 50 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial and Medicare Advantage markets under the Blue Cross Blue Shield marks. In addition to its managed care business, Triple-S Management provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico.

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For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

•	Trends in health care costs and utilization rates
•	Ability to secure sufficient premium rate increases
•	Competitor pricing below market trends of increasing costs
•	Re-estimates of policy and contract liabilities
•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
•	Significant acquisitions or divestitures by major competitors
•	Introduction and use of new prescription drugs and technologies
•	A downgrade in the Company’s financial strength ratings
•	A downgrade in the Government of Puerto Rico’s debt
•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies
•	Ability to contract with providers consistent with past practice
•	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs
•	Ability to maintain Federal Employees, Medicare and Medicaid contracts
•	Volatility in the securities markets and investment losses and defaults
•	General economic downturns, major disasters, and epidemics

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This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.

-FINANCIAL TABLES ATTACHED-

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Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)
Unaudited

	March 31, 2015	December 31, 2014
Assets

Investments	$1,281,065	$1,323,859
Cash and cash equivalents	186,322	110,037
Premium and other receivables, net	312,952	315,622
Deferred policy acquisition costs and value of business acquired	183,559	184,100
Property and equipment, net	76,283	78,343
Other assets	159,824	133,775

Total assets	$2,200,005	$2,145,736

Liabilities and Stockholders’ Equity

Policy liabilities and accruals	$947,392	$935,613
Accounts payable and accrued liabilities	316,218	277,630
Long-term borrowings	74,057	74,467

Total liabilities	1,337,667	1,287,710

Stockholders’ equity:
Common stock	26,525	27,032
Other stockholders’ equity	836,375	831,526

Total Triple-S Management Corporation stockholders’ equity	862,900	858,558

Non-controlling interest in consolidated subsidiary	(562)	(532)

Total stockholders’ equity	862,338	858,026

Total liabilities and stockholders’ equity	$2,200,005	$2,145,736

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Condensed Consolidated Statements of Earnings
(Dollar amounts in thousands, except per share data)
Unaudited

	For the Three Months Ended March 31,
	2015	2014
Revenues:
Premiums earned, net	$532,558	$541,852
Administrative service fees	29,123	29,750
Net investment income	10,918	11,351
Other operating revenues	1,153	1,494

Total operating revenues	573,752	584,447

Net realized investment gains (losses):
Total other-than-temporary impairment losses on securities	(1,202)	-
Net realized gains, excluding other-than-temporary impairment losses on securities	7,415	126

Total net realized investment gains	6,213	126

Other income, net	1,759	246

Total revenues	581,724	584,819

Benefits and expenses:
Claims incurred	432,430	449,107
Operating expenses	127,375	125,367

Total operating costs	559,805	574,474

Interest expense	2,182	2,305

Total benefits and expenses	561,987	576,779

Income before taxes	19,737	8,040

Income tax expense	4,931	1,111

Net income	14,806	6,929

Less: Net loss attributable to the non-controlling interest	30	26

Net income attributable to TSM	$14,836	$6,955

Earnings per share attributable to TSM:

Basic net income per share	$0.56	$0.26
Diluted earnings per share	$0.56	$0.25

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Condensed Consolidated Statements of Cash Flows
(Dollar amounts in thousands, except per share data)
Unaudited

	For the Three Months Ended March 31,
	2015	2014

Net cash provided by operating activities	$38,776	$21,469

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available for sale:
Fixed maturities sold	139,115	53,701
Fixed maturities matured/called	30,320	12,758
Equity securities sold	28,566	27,632
Securities held to maturity:
Fixed maturities matured/called	-	124
Acquisition of investments:
Securities available for sale:
Fixed maturities	(126,895)	(80,146)
Equity securities	(11,973)	(17,123)
Securities held to maturity:
Fixed maturities	-	(250)
Other investments	(1,549)	(128)
Net outflows from policy loans	(137)	(29)
Net capital expenditures	(1,463)	(1,917)

Net cash provided by (used in) investing activities	55,984	(5,378)

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	(2,428)	(1,021)
Repayments of long-term borrowings	(410)	(498)
Repurchase and retirement of common stock	(14,997)	(2,998)
Proceeds from policyholder deposits	3,047	1,344
Surrenders of policyholder deposits	(3,687)	(2,546)

Net cash used in financing activities	(18,475)	(5,719)

Net increase in cash and cash equivalents	76,285	10,372

Cash and cash equivalents, beginning of period	110,037	74,356

Cash and cash equivalents, end of period	$186,322	$84,728

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